UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 23, 2009
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WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2009, WorldGate Communications, Inc. (the “Company”) amended

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the exercise price and other provisions of certain Series A Warrants to Purchase Common Stock of WorldGate Communications, Inc. issued June 23, 2004 and certain Series B Warrants to Purchase Common Stock of WorldGate Communications, Inc. issued June 23, 2004  (collectively, the “2004 Warrants”), representing rights to purchase, in the aggregate, 8,771,954 shares of common stock, par value $0.01 (“Common Stock”), of the Company and that would have expired on June 23, 2009; and

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the exercise price and other provisions of certain Warrants to Purchase Common Stock of WorldGate Communications, Inc. issued August 3, 2005 (collectively, the “2005 Warrants”), representing rights to purchase, in the aggregate, 513,333 shares of Common Stock and that expire on August 3, 2010.

2004 Warrants.  The exercise price of the 2004 Warrants was amended to $0.25 per share of Common Stock and the expiration date of the 2004 Warrants was amended to August 7, 2009.  Certain holders of the 2004 Warrants immediately exercised the 2004 Warrants, resulting in the Company issuing 3,366,667 shares of Common Stock and in return the Company received $841,666.75 in cash proceeds.  The Company expects to use the proceeds from the exercise of the 2004 Warrants primarily for working capital purposes.

2005 Warrants.  The exercise price of the 2005 Warrants was amended to $0.25 per share of Common Stock.  All holders of the 2005 Warrants immediately exercised the 2005 Warrants, resulting in the Company issuing 513,333 shares of Common Stock and in return the Company received $128,333.25 in cash proceeds.  The Company expects to use the proceeds from the exercise of the 2005 Warrants primarily for working capital purposes.

WGI Warrant.  As more fully described in the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2009, the Company issued to WGI Investor LLC, a Delaware limited liability company (“WGI”), a warrant to purchase up to 140.0 million shares of Common Stock (the “Anti-Dilution Warrant”), at an exercise price of $0.01 per share under certain circumstances, including if the Company issues any capital stock upon the exercise or conversion of any warrants that were outstanding as of April 6, 2009 (“Existing Contingent Equity”).   The shares of Common Stock issued in connection with the exercise of the 2004 Warrants and 2005 Warrants resulted in WGI having the right to purchase 6,606,486 shares of Common Stock at an exercise price of $0.01 per share under the Anti-Dilution Warrant.   In addition, any shares of Common Stock issued in connection with any exercise of the remaining outstanding 2004 Warrants would similarly result in shares becoming exercisable under the Anti-Dilution Warrant equaling 1.7027027 multiplied by the number of shares of Common Stock issued in connection with any exercise of outstanding 2004 Warrants.

Independent Director Approval.  Due to the fact that the Anti-Dilution Warrant held by WGI became partially exercisable as a result of the amendments to, and partial exercise of, the 2004 Warrants (rather than having the 2004 Warrants expire by their terms on June 23, 2009) and the amendments to, and exercise of, the 2005 Warrants, the independent members of the board of directors of the Company separately considered, discussed and approved the amendments to the 2004 Warrants and 2005 Warrants.

The following documents are incorporated by reference into this Current Report on Form 8-K:

•	the Form of Amendment No. 1 to Warrant and Exercise Agreement with respect to the 2004 Warrants that were immediately exercised filed as Exhibit 10.1 to this Current Report on Form 8-K;

•	the Form of Amendment No. 1 to Warrant Agreement with respect to the 2004 Warrants that were not immediately exercised filed as Exhibit 10.2 to this Current Report on Form 8-K; and

•	the Form of Amendment No. 1 to Warrant and Exercise Agreement with respect to the 2005 Warrants filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Amendment No. 1 to Warrant and Exercise Agreement with respect to the 2004 Warrants
10.2	Form of Amendment No. 1 to Warrant with respect to the 2004 Warrants
10.3	Form of Amendment No. 1 to Warrant and Exercise Agreement with respect to the 2005 Warrants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: June 26, 2009	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment No. 1 to Warrant and Exercise Agreement with respect to the 2004 Warrants
10.2	Form of Amendment No. 1 to Warrant with respect to the 2004 Warrants
10.3	Form of Amendment No. 1 to Warrant and Exercise Agreement with respect to the 2005 Warrants